EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statements (Form S-8 Nos. 333-123037 and 333-113277) pertaining to the Cantel Medical Corp. 1997 Employee Stock Option Plan,

(2)   Registration Statement (From S-8 No. 333-20819) pertaining to the Cantel Medical Corp. 1996 Employee Stock Option Plan, the Cantel Medical Corp. 1997 Employee Stock Option Plan and the Cantel Medical Corp. 1998 Directors’ Stock Option Plan,

(3)   Registration Statement (Form S-8 No. 333-57232) pertaining to the Cantel Medical Corp. 1997 Employee Stock Option Plan and the Cantel Medical Corp. 1998 Directors’ Stock Option Plan, and

(4)   Registration Statements (Form S-8 Nos. 333-140388, 333-157033 and 333-163806) pertaining to the Cantel Medical Corp. 2006 Equity Incentive Plan, as amended,

of our reports dated October 14, 2010, with respect to the consolidated financial statements and schedule of Cantel Medical Corp., and the effectiveness of internal control over financial reporting of Cantel Medical Corp., included in this Annual Report (Form 10-K) for the year ended July 31, 2010.

/s/ Ernst & Young LLP

MetroPark, New Jersey

October 14, 2010